UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2017

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
399 Park Avenue, 18th Floor, New York, NY 10022
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 11, 2017, Daniel R. Gilbert, the Executive Chairman of the board of directors (the “Board”) of NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”), delivered a Notice of Resignation to Colony NorthStar, Inc., NorthStar Healthcare’s sponsor (the “Sponsor”), tendering his resignation from the Sponsor and its affiliates effective as of January 11, 2018. In addition, as a result of the foregoing, Mr. Gilbert resigned as a member of the Board and as Executive Chairman of NorthStar Healthcare effective as of December 15, 2017.

The decision by Mr. Gilbert was not a result of any disagreement with NorthStar Healthcare on any matter relating to NorthStar Healthcare’s operations, polices or practices.

In addition, on December 14, 2017, the Board appointed Robert C. Gatenio as Executive Chairman of the Board and Ronald J. Jeanneault as Vice Chairman to fill the vacancy created by Mr. Gilbert’s resignation effective as of December 15, 2017.

Mr. Gatenio, age 40, has been the Vice Chairman of the Board since March 2016. Mr. Gatenio has been a Managing Director and Co-Head of U.S. Investment Management of the Sponsor since January 2017 and previously served as a Managing Director and Co-Head of Investments of NorthStar Asset Management Group Inc., a predecessor of the Sponsor (“NSAM”), from June 2014 to January 2017 and as a Managing Director of NorthStar Realty Finance Corp. (“NorthStar Realty”) from 2010 to January 2017 and in various other positions at NorthStar Realty since joining in 2006. Prior to joining NorthStar Realty in 2006, Mr. Gatenio was with Goldman Sachs in its commercial mortgage origination and distribution group and, prior to that position, was with Goldman Sachs Asset Management on its Fixed Income Portfolio Management Team. Mr. Gatenio holds a Bachelor of Science in Finance from Syracuse University and a Master of Business Administration from Fordham University Business School.
Mr. Jeanneault, age 50, has been the Chief Executive Officer and President of NorthStar Healthcare since November 2014. He previously served as NorthStar Healthcare’s Executive Vice President and Head of Asset Management from March 2012 until November 2014. Mr. Jeanneault has also been a Managing Director of the Sponsor since January 2017 and previously served as Executive Vice President of NSAM, a predecessor of the Sponsor, from July 2014 to January 2017 and as Executive Vice President and Head of Asset Management of the subsidiary through which NorthStar Realty operated its healthcare business from March 2012 to January 2017. From June 1999 until January 2012, Mr. Jeanneault served in various positions at Sunrise Senior Living, Inc., or Sunrise, an NYSE-listed senior care provider serving nearly 40,000 residents in communities in the United States, Canada and the United Kingdom, including Senior Vice President and Co-Head of Operations, Vice President of Facilities, Capital Planning, Design Division and Development. From July 1994 to June 1999, Mr. Jeanneault was the Director of Residential and Outpatient Programs for the Kennedy Krieger Institute at the Johns Hopkins Medical Institutions. Prior to 1994, Mr. Jeanneault spent four years with a private and for profit post-acute provider of brain injury rehabilitation services as the Vice President of Operations. Mr. Jeanneault received his Bachelor of Arts degree from the University of Massachusetts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: December 15, 2017	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary